CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             GREENWORKS CORPORATION

                GREENWORKS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

                FIRST:   That the Board of Directors of the said corporation, by
the unanimous consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article be and read as follows:

"FIRST: The name of the corporation shall be GreenShift Corporation."

		SECOND:   That the said amendment has been adopted by the
written consent of the holders of a majority of the issued and outstanding shares of each class of stock of the Corporation.

        	THIRD:   That the aforesaid amendment was duly adopted in
accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

        	IN WITNESS WHEREOF, said GREENWORKS CORPORATION has caused this certificate to be signed by its President this 13th day of May, 2005.

                                     GREENWORKS CORPORATION


                                     By /s/ James L. Grainer
                                     ---------------------------------
                                     James L. Grainer, President